UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2012

Search By Headlines.com Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 – 34346 Manufacturers Way, Abbotsford, BC  V2S 7M1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 877.592.4767

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2012, we entered into an Agency and Interlender Agreement dated August 10, 2012 (the “Agency Agreement”) with our wholly-owned subsidiary, Naked Boxer Brief Clothing Inc. (“Naked”), Kalamalka Partners Ltd. (“Kalamalka”) and certain lenders as set out in the Agency Agreement (collectively, the “Lenders”), whereby we agreed to borrow up to $800,000 from the Lenders or certain alternate lenders from time to time (the “Loan”).  In connection with the closing of the Agency Agreement, we issued: (i) convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $400,000 and (ii) an aggregate of 100,000 share purchase warrants (each, a “Lender Warrant”) to the Lenders.

Each Note is due on August 16, 2014 and bears interest at the rate of 12% per annum, calculated and payable monthly.  The principal amount outstanding under any Note, and all accrued but unpaid interest thereon, may be converted into shares of common stock of the Company (each, a “Share”) at a price of US$0.75 per Share at any time at the option of the respective Lender. Repayment of the Notes is secured by general security agreements dated August 10, 2012 made by each of the Company and Naked in favour of Kalamalka, as agent for the Lenders.

Each Lender Warrant is exercisable into one Share.  25,000 of the Lender Warrants are exercisable at a price of US$0.25 per Share until August 10, 2015, 25,000 Lender Warrants are exercisable at a price of $0.50 per Share until August 10, 2015 and 50,000 Lender Warrants are exercisable at a price of US$0.25 per Share until August 10, 2014.

As consideration for facilitating the Loan, the Company issued an aggregate of 948,000 warrants (each, a “Kalamalka Warrant”) to Kalamalka, of which 448,000 Kalamalka Warrants are exercisable at a price of US$0.25 per Share until August 10, 2014 and 500,000 Kalamalka Warrants are exercisable at a price of US$0.50 per Share until August 10, 2014. The Company also issued an aggregate of 200,000 warrants (the “Non-Lender Warrants”) to certain non-lenders (the “Non-Lenders”) in consideration of the portion of the Loan provided by one of the Lenders. 125,000 Non-Lender Warrants are exercisable at a price of US$0.25 per Share until August 10, 2015 and 75,000 Non-Lender Warrants are exercisable at a price of US$0.50 per Share until August 10, 2015.

We issued four Notes having an aggregate principal amount of $400,000 to four (4) accredited investors and an aggregate of 1,248,000 warrants to seven (7) warrantholders who are non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above related to the creation of a direct financial obligation is responsive to this Item 3.02 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.01 above related to the unregistered sales of equity securities is responsive to this Item 3.02 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
10.1	Agency and Interlender Agreement dated August 10, 2012
10.2	Security Agreement dated August 10, 2012
10.3	Form of Subscription Agreement for Convertible Notes and Warrants
10.4	Form of Warrant Subscription Agreement
99.1	News Release of August 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCH BY HEADLINES.COM. CORP.

By:

/s/ Alex McAulay
Alex McAulay
Secretary, Treasurer, CFO and Director

Date: August 22, 2012